CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, each dated February 27, 2026, and each included in this Post-Effective Amendment No. 14 on the Registration Statement (Form N-1A, File No. 333-280471) of BNY Mellon ETF Trust II (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 24, 2025, with respect to the financial statements and financial highlights of BNY Mellon Concentrated Growth ETF and BNY Mellon Dynamic Value ETF (the “Funds”) (two of the funds constituting BNY Mellon ETF Trust II) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2025, into this Registration Statement filed with the Securities and Exchange Commission.

  /s/ ERNST & YOUNG LLP

New York, New York

February 25, 2026